UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2016

RealD Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34818	77-0620426

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 N. Crescent Drive, Suite 200 Beverly Hills, CA	90210

(Address of Principal Executive Offices)	(Zip code)

(310) 385-4000

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

A special meeting (the “Special Meeting”) of the stockholders of RealD Inc. (“RealD”) was convened at 10:00 a.m. pacific time on February 24, 2016. The following proposals were voted on at the Special Meeting (each of which is described in the definitive proxy statement filed by RealD with the Securities Exchange Commission on January 15, 2016) and the final voting results as to each such proposal are set forth below.

Proposal One:

To adopt the Agreement and Plan of Merger, dated as of November 8, 2015, by and between RealD, Rhombus Cinema Holdings, LLC and Rhombus Merger Sub, Inc. pursuant to which Rhombus Merger Sub, Inc. will merge with and into RealD:

Votes For	Votes Against	Votes Abstained

37,821,760	109,383	4,710,375

Proposal Two:

To approve, on an advisory (non-binding) basis, specified compensation that may become payable to the named executive officers of RealD in connection with the merger, as set forth in the proxy, including the approval of the resolution approving the payments as set forth in the proxy:

Votes For	Votes Against	Votes Abstained

30,532,220	4,779,384	7,329,914

Proposal Three:

To adjourn the special meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement:

Votes For	Votes Against	Votes Abstained

35,700,517	2,227,352	4,713,649

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALD INC.

Date: February 26, 2016	By:
/s/ Vivian Yang
	Name:	Vivian Yang

	Title:	Executive Vice President, General Counsel and Secretary